EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Coronado Global Resources Inc. 2018 Equity Incentive Plan of our reports dated March 3, 2026, with respect to the consolidated financial statements of Coronado Global Resources Inc. and the effectiveness of internal control over financial reporting of Coronado Global Resources Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Brisbane, Australia

March 30, 2026